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                    [CRAVATH, SWAINE & MOORE LETTERHEAD]



                                                                    EXHIBIT 8.1



                                                                 July 30, 1996


                       AT&T Universal Card Master Trust
                           Asset Backed Certificates


Dear Sirs:

          We have acted as special Federal tax counsel to AT&T Universal Funding Corp. ("AT&T Universal Funding") in connection with the filing by AT&T Universal Funding on behalf of AT&T Universal Card Master Trust (the "Trust") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Certificates, representing fractional undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular series will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among AT&T Universal Funding, AT&T Universal Card Services Corp. and Bankers Trust Company, as Trustee (the "Trustee"), and a Series Supplement to the Pooling and Servicing Agreement among those parties, each substantially in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

          We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters" (excluding the statements under the subheading "State and Local Tax Consequences") accurately describe the material Federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus and described therein.
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          We know that we are referred to under the headings "Tax Matters" and
"Legal Matters" in the Prospectus forming a part of the Registration
Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as an exhibit thereto.



                                          Very truly yours,

                                      /s/ CRAVATH, SWAINE & MOORE
                                          ----------------------------
                                          Cravath, Swaine & Moore




AT&T Universal Funding Corp.
   8787 Baypine Road
      Jacksonville, FL 32256

144A

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